SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)                December 1, 1997



                          OMNIQUIP INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                       0-21461                43-1721419
(State or Other Jurisdiction      (Commission File          (IRS Employer
     of Incorporation)                 Number)              Identification No.)



222 East Main Street                                                    53074
Port Washington, Wisconsin                                           (Zip Code)
(Address of Principal Executive Offices)



Registrant's telephone number, including area code    (414) 268-8965


                             369 West Western Avenue
                        Port Washington, Wisconsin 53074
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     On December 1, 1997, Omniquip International, Inc. released its audited consolidated financial statements for the fiscal year ended September 30, 1997.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements

         (i)  Report of Independent Accountants.

        (ii) Consolidated Balance Sheet at September 30, 1997 and September 30, 1996.

       (iii) Consolidated Statement of Income for the fiscal years ended September 30, 1997 and September 30, 1996 and the period from August 17, 1995 to September 30, 1995.

        (iv) Consolidated Statement of Changes in Stockholders' Equity at September 30, 1997, September 30, 1996 and September 30, 1995.

         (v) Consolidated Statement of Cash Flows for the fiscal years ended September 30, 1997 and September 30, 1996 and for the period from August 17, 1995 to September 30, 1995.

        (vi)  Notes to Consolidated Financial Statements.

     (b) Exhibits

         23   Consent of Independent Accountants.
         27   Financial Data Schedule.

                        Report of Independent Accountants


To the Board of Directors
and Stockholders of
Omniquip International, Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Omniquip International, Inc. and its wholly-owned subsidiaries at September 30, 1997 and 1996 and the results of their operations and their cash flows for the period from August 17, 1995 (date of inception) through September 30, 1995 and for each of the two fiscal years in the period ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
St. Louis, Missouri
November 3, 1997, except
for Note 18 which is as of
November 18, 1997

OMNIQUIP INTERNATIONAL, INC.
Consolidated Balance Sheet
September 30, 1997
(Dollars in thousands, except per share data)
-------------------------------------------------------------------------------


                                                                      September 30,
                                                                 1997              1996
Assets
Current assets:
    Cash                                                    $         5         $      53
    Accounts receivable, net                                     22,689            21,678
    Inventories                                                  30,956            27,540
    Prepaid expenses and other current assets                     6,640             5,534
                                                         --------------    --------------
        Total current assets                                     60,290            54,805

Property, plant and equipment, net                               17,130            16,490
Goodwill                                                         65,359            65,571
Other assets, net                                                 1,519             2,714

                                                        ---------------   ---------------

                                                            $   144,298       $   139,580
                                                        ---------------   ---------------

Liabilities and stockholders' equity
Current liabilities:
    Current portion of long-term debt                     $       8,625     $       3,875
    Accounts payable                                             20,433            20,895
    Accrued liabilities                                          16,830            16,642
                                                        ---------------   ---------------

        Total current liabilities                               45,888            41,412
                                                        ---------------   ---------------

Long-term debt                                                  25,609            84,566
Other noncurrent liabilities, net                                  422               422
Deferred income taxes                                            1,981               755
                                                       ---------------   ---------------

                                                                28,012            85,743
                                                       ---------------   ---------------

Commitments and contingencies (Notes 3, 6, 7, 13, 15 and 18)

Stockholders' equity:
    Preferred stock, $.01 par value, 1,500,000 shares
     authorized; no shares issued and outstanding
    Common stock, $.01 par value, 100,000,000
     shares authorized; 14,250,000 and 11,250,000
     shares issued and outstanding, respectively                   143               113
    Additional paid-in capital                                  43,726             6,240
    Notes receivable from stockholders                            (352)             (352)
    Retained earnings                                           26,881             6,424
                                                       ---------------   ---------------

        Total stockholders' equity                              70,398            12,425
                                                       ---------------   ---------------

                                                           $   144,298       $   139,580
                                                       ---------------   ---------------


The accompanying notes are an integral part of these consolidated financial statements.

OMNIQUIP INTERNATIONAL, INC.
Consolidated Statement of Income
September 30, 1997
(Dollars in thousands, except per share data)
--------------------------------------------------------------------------------


                                                                                                For the period
                                                                For the fiscal               from August 17, 1995
                                                                  year ended                (date of inception) to
                                                                  September 30,                 September 30,
                                                              1997           1996                   1995
Net sales                                                  $   264,213     $   124,861        $     12,723
Cost of sales                                                  192,270          92,688               9,787
                                                          -------------  --------------       -------------

Gross profit                                                    71,943          32,173               2,936
Selling, general and administrative expenses                    27,717          16,311               1,670
                                                          -------------  --------------       -------------

Operating income                                                44,226          15,862               1,266
                                                          -------------  --------------       -------------

Other expenses:
    Interest on indebtedness                                     5,578           2,384                 226
    Interest on indebtedness - related parties                     528           1,050                 127
    Other finance charges                                        2,259           1,981                 240
    Other, net                                                    (77)              31                  29
                                                          -------------  --------------       -------------

                                                                 8,288           5,446                 622
                                                          -------------  --------------       -------------

Income before income taxes and
 extraordinary item                                             35,938          10,416                 644
Provision for income taxes                                      14,556           4,060                 262
                                                          -------------  --------------       -------------

Income before extraordinary item                                21,382           6,356                 382
Extraordinary item - loss on refinancing of
 long-term debt, net of income tax benefit of
 $521 and $200 in 1997 and 1996, respectively                    (782)           (314)                   -
                                                          -------------  --------------       -------------

Net income                                                $     20,600   $       6,042        $        382
                                                          -------------  --------------       -------------

Earnings per share:
    Income before extraordinary item                      $       1.66   $        0.56        $       0.03
    Extraordinary item                                          (0.06)          (0.03)                   -
                                                          -------------  --------------       -------------

        Net income                                        $       1.60   $        0.53        $       0.03
                                                          -------------  --------------       -------------

Weighted average number of common and
 common equivalent shares outstanding                           12,845          11,250              11,250
                                                          -------------  --------------       -------------



     The accompanying notes are an integral part of these consolidated financial statements.

OMNIQUIP INTERNATIONAL, INC.
Consolidated Statement of Changes in Stockholders' Equity
September 30, 1997
(Dollars in thousands)
--------------------------------------------------------------------------------


                                                                             Notes
                                                          Additional      receivable
                                           Common          paid-in           from           Retained
                                           stock           capital         stockholders     earnings          Total
Balance, August 17, 1995                 $       113      $     6,240     $      (352)     $         -      $     6,001

Net income                                         -                -                -             382              382
                                        -------------    -------------   --------------   -------------    -------------

Balance, September 30, 1995                      113            6,240            (352)             382            6,383

Net income                                         -                -                -           6,042            6,042
                                        -------------    -------------   --------------   -------------    -------------

Balance, September 30, 1996                      113            6,240            (352)           6,424           12,425

Common stock issued                               30           37,486                                            37,516

Net income                                                                                      20,600           20,600

Dividends paid                                     -                -                -           (143)            (143)
                                        -------------    -------------   --------------   -------------    -------------

Balance, September 30, 1997              $       143       $   43,726     $      (352)      $   26,881       $   70,398
                                        -------------    -------------   --------------   -------------    -------------


The accompanying notes are an integral part of these consolidated financial statements.

OMNIQUIP INTERNATIONAL, INC.
Consolidated Statement of Cash Flows
September 30, 1997
(Dollars in thousands)
--------------------------------------------------------------------------------


                                                                                     For the fiscal               For the period
                                                                                       year ended               from August 17, 1995
                                                                                      September 30,           (date of inception) to
                                                                                 1997             1996           September 30, 1995

Cash flows from operating activities:
    Net income                                                                $     20,600     $      6,042              $   382
    Adjustments to reconcile net income to net cash
     provided by operating activities, excluding the
     effect of an acquisition:
      Depreciation                                                                   2,022            1,175                   80
      Amortization                                                                   1,996              571                   45
      Deferred income tax provision (benefit)                                          804            (712)                   42
      Loss on refinancing of long-term debt                                          1,303              514
      (Increase) decrease in current assets:
        Accounts receivable, net                                                   (1,011)          (1,264)              (1,063)
        Inventories                                                                (3,416)          (3,628)                  949
        Prepaid expenses and other current assets                                    (670)             (39)                   90
      Increase (decrease) in current liabilities:
        Accounts payable                                                             (462)            2,397                (162)
        Other current liabilities                                                      188            3,946                 (42)
      Other                                                                            241            (433)                 (16)
                                                                             --------------   --------------       --------------

Net cash provided by operating activities                                           21,595            8,569                  305
                                                                             --------------   --------------       --------------

Cash flows from investing activities:
    Acquisition of net assets of Lull Industries, Inc.                                             (69,007)
    Capital expenditures, net                                                      (3,021)          (1,404)                (188)
    Payments to former TRAK shareholders for
     ATLAS program                                                                 (1,025)            (446)
    Other                                                                              247            (133)                    -
                                                                             --------------   --------------       --------------

Net cash used in investing activities                                              (3,799)         (70,990)                (188)
                                                                             --------------   --------------       --------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                                         74,000
    Proceeds from initial public offering                                           37,516
    Net payments on revolver                                                       (4,332)          (3,542)                (117)
    Payments on long-term debt                                                    (50,885)          (6,500)
    Payments of dividends                                                            (143)
    Financing costs incurred                                                             -          (1,485)                    -
                                                                             --------------   --------------       --------------

Net cash (used in) provided by financing activities                               (17,844)           62,473                (117)
                                                                             --------------   --------------       --------------

Net change in cash                                                                    (48)               52                    -
Cash at beginning of period                                                             53                1                    1
                                                                             --------------   --------------       --------------

Cash at end of period                                                          $         5    $          53        $            1
                                                                             --------------   --------------       --------------

SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION:
Cash paid during the period for:
    Interest on indebtedness                                                   $     5,622    $       2,619        $         278
                                                                             --------------   --------------       --------------

    Income taxes                                                              $     14,543    $       3,672        $           -
                                                                             --------------   --------------       --------------

The accompanying notes are an integral part of these consolidated financial statements.

OMNIQUIP INTERNATIONAL, INC.
Notes to Financial Statements
September 30, 1997
(Dollars in thousands)
--------------------------------------------------------------------------------

1.   Organization

     Omniquip owns 100% of the outstanding common stock of its subsidiaries, TRAK International, Inc. (TRAK) and Lull International, Inc. (Lull). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.

     On September 30, 1996, Omniquip's Board of Directors authorized Omniquip to split its shares of common stock at a rate of 10 to 1, thereby increasing issued and outstanding shares from 1,000,000 to 10,000,000. On February 19, 1997, Omniquip's Board of Directors authorized Omniquip to further split its shares at a rate of 1.125 to 1, thereby increasing issued and outstanding shares from 10,000,000 to 11,250,000. All shares and per share amounts in the accompanying consolidated financial statements and notes have been adjusted to give retroactive effect to the stock splits.

2.   Initial public offering

     On March 21, 1997, an initial public offering (Offering) of common stock of Omniquip International, Inc. (Omniquip or the Company) was completed. The Company sold 3,000,000 newly issued shares at an offering price of $14.00 per share, less underwriting discounts and commissions. The net proceeds to the Company of $37,516 were used to repay a portion of the Company's outstanding indebtedness. Pursuant to the Offering, Harbour Group Investments III, L.P. (HGI III, L.P.), a significant stockholder of the Company, and an affiliate of HGI III, L.P. sold an additional 5,524,200 and 675,800 shares, respectively, (including a total of 1,200,000 shares related to an over-allotment option) at $14.00 per share, less underwriting discounts and commissions. The net proceeds of approximately $72,312 and $8,846, respectively, therefrom were paid directly to HGI III, L.P. and an affiliate of HGI III, L.P.

3.   Acquisitions

     On August 16, 1995, Omniquip acquired the issued and outstanding stock of TRAK. The transaction was accounted for under the purchase method of accounting.

     The aggregate merger consideration (purchase price) paid by Omniquip totaled approximately $30,400, including assumed liabilities of $17,800. The acquisition was financed through a $6,000 equity contribution by HGI III, L.P., a $2,000 subordinated note payable to HGI III, L.P., a $5,000 senior subordinated note payable to an insurance company, and approximately $17,400 under credit agreements with certain financial institutions.

     All preacquisition debt outstanding, preferred stock, stock warrants, and stock options of TRAK at August 16, 1995 were settled or paid in connection with the merger transaction.

     The purchase price was assigned to the net assets acquired based on their estimated fair market value at the acquisition date. Based upon the allocation, the purchase price exceeded the estimated value of net assets acquired by approximately $10,000. Such excess purchase price,

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 2
--------------------------------------------------------------------------------

     which may be increased as described further below, (goodwill) is being amortized over forty years.

     The purchase price for TRAK was allocated as follows:

          Accounts receivable, net                     $    11,800
          Inventories                                       13,600
          Prepaid expenses and other current assets          2,400
          Property, plant and equipment                      9,100
          Other assets                                       1,700
          Goodwill                                          10,046
          Accounts payable                                 (11,300)
          Accrued liabilities                               (5,500)
          Other liabilities                                   (600)
          Deferred income taxes                               (400)
                                                          ---------
                                                       $    30,846
                                                          =========

     The purchase price under the TRAK acquisition agreement will be increased, up to a maximum of $2,000, together with interest, for orders received from the U.S. Army under contracts for the delivery of rough terrain fork lifts (the ATLAS Program) for a period of five years from August 17, 1995. Amounts paid to TRAK's former owners will be reflected as additional goodwill. As of September 30, 1997, 436 ATLAS Program sales orders have been received, in addition to the original five prototypes, and, accordingly, $1,471 in additional purchase price has been reflected as goodwill in the accompanying financial statements.

     On August 15, 1996, Omniquip acquired certain net assets and assumed certain liabilities of Lull Industries, Inc. (Lull) through its subsidiary, Lull. The transaction was accounted for under the purchase method of accounting. Results of operations for Lull are included in Omniquip's consolidated financial statements from the date of acquisition.

     The aggregate merger consideration (purchase price) paid by Omniquip totaled approximately $69,007, plus assumed liabilities of $14,625. The acquisition was financed with additional borrowings under the Company's amended credit facilities with lending institutions, including $14,000 of subordinated debt guaranteed by HGI III, L.P.

     The purchase price has been assigned to the net assets acquired based on their estimated fair market value at the acquisition date. Based upon the allocation, the purchase price exceeded the estimated value of net assets acquired by approximately $56,000. Such excess purchase price (goodwill) is being amortized over forty years.

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 3
--------------------------------------------------------------------------------

     The purchase price for Lull was allocated as follows:

          Accounts receivable, net                     $    7,572
          Inventories                                      11,232
          Prepaid expenses and other current assets         1,937
          Property, plant and equipment                     7,050
          Goodwill                                         55,841
          Accounts payable                                 (7,392)
          Accrued liabilities                              (7,233)
                                                         ---------
                                                       $   69,007
                                                         =========

     The following table sets forth the pro forma information for Omniquip as if the acquisition of Lull had occurred on October 1, 1995. This information is unaudited and does not purport to represent actual net sales or net income had the acquisition actually occurred on October 1, 1995.


                                        Pro forma information (unaudited)
                                           For the fiscal year ended
                                               September 30, 1997

          Net sales                               $  207,239
          Net income                                   6,217
          Primary earnings per share                    0.55

     See Note 18 for discussion of the acquisition of certain assets of the Snorkel Division of Figgie International, Inc. on November 17, 1997.

4.   Summary of significant accounting policies

     The accounting policies utilized by Omniquip require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates. The significant accounting policies followed by Omniquip are described below and are in conformity with generally accepted accounting principles.

     Business
     The Company is principally engaged in the manufacture and sale of rough terrain telescopic material handlers and skid steer loaders to commercial customers, national rental fleets and the U.S. Government.

     Principles of consolidation
     The consolidated financial statements include the accounts of Omniquip and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 4
--------------------------------------------------------------------------------

     U.S. Army contract
     The Company was awarded a contract to serve as the sole supplier of ATLAS, a telescopic material handler, for the U.S. Army and related entities. The Company shipments under the contract commenced in fiscal 1997. As discussed in Note 3, the purchase price for TRAK will be adjusted for orders received under the contract for a period of five years from August 17, 1995.

     Revenue  recognition
     Revenue is recognized upon shipment to the customer. Costs and related expenses to manufacture the products are recorded as costs of sales when the related revenue is recognized.

     Cash and cash  equivalents
     For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Relationships  with  suppliers
     The Company  purchases  several of its key component  parts  primarily from
     specific  suppliers.   The  Company  believes  that  the  supply  of  these
     components and the number of alternative suppliers are adequate.

     Inventories
     Inventories are stated at the lower of cost, determined using the first-in, first-out (FIFO) method, or market. Obsolete or unsalable inventories are reflected at their estimated realizable values.

     Inventories relating to the U.S. Army contract are stated at actual production costs, including manufacturing overhead and direct engineering and tooling costs. The contract costs reimbursed by the U.S. Army are considered progress payments and have been offset against inventories. Title to all inventories related to the U.S. Army contract for which progress payments have been received vests with the U.S. Army. General and administrative expenses allocated to the U.S. Army contract for the fiscal years ended September 30, 1997, 1996 and 1995 were $659, $109 and $0, respectively.

     Property, plant and equipment
     Property, plant and equipment was recorded at estimated fair market value under the purchase method of accounting as of the acquisition dates for TRAK and Lull as described in Note 3. Additions to property, plant and equipment subsequent to the acquisition dates are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets which range from three to thirty-nine years.

     Expenditures for repairs, maintenance and minor renewals are charged to income as incurred. Expenditures which improve an asset or extend its estimated useful life are capitalized. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 5
--------------------------------------------------------------------------------

     Goodwill
     Goodwill resulting from the acquisitions described in Note 3 is stated at cost and is being amortized on a straight-line basis over 40 years. Accumulated amortization totaled $1,686 and $442 at September 30, 1997 and 1996, respectively. The Company assesses the carrying value of goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable based on an analysis of future expected cash flows from the underlying operations of the Company.
     Management believes that there has been no impairment at September 30, 1997.

     Other noncurrent assets
     Expenses associated with the issuance of debt instruments are capitalized by the Company and amortized over the respective terms of the debt instruments. Net deferred financing costs included in other assets at September 30, 1997 and 1996 were $941 and $1,454, respectively.

     Research and development costs
     Research and development costs are expensed as incurred and included in selling, general and administrative expenses in the accompanying consolidated statement of income. Such costs incurred in the development of new products or significant improvements to existing products totaled approximately $1,996, $1,572 and $72 for the periods ended September 1997, 1996 and 1995, respectively.

     Warranty costs
     The Company provides, by a current charge to income, an amount it estimates will be necessary to cover future warranty obligations for products sold during the year. The Company also provides for specific warranty obligations as necessary and appropriate.

     Income taxes
     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes," requiring the use of the liability method of accounting for income taxes. The current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years. Deferred income taxes are provided for temporary differences between the income tax bases of assets and liabilities, and their carrying amounts for financial reporting purposes.

     Earnings per share
     The computation of primary earnings per share is based on the weighted average number of outstanding common shares during the period plus, when the effect is dilutive, common stock equivalents consisting of certain shares subject to stock options. The common equivalent shares arising from the effect of outstanding stock options is computed using the treasury stock method, if dilutive. The difference between primary and fully diluted earnings per share at September 30, 1997, 1996 and 1995 was not material.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share," which will be effective for the

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 6
--------------------------------------------------------------------------------

     Company in the first quarter of fiscal 1998. SFAS 128 requires presentation in the income statement of basic and diluted earnings per share, calculated as defined by SFAS 128, rather than primary and fully diluted earnings per share as defined in APB 15 "Earnings per Share." Earnings per share calculated in accordance with SFAS 128 would not have had a material impact on 1997 reported earnings per share and is not expected to differ materially from earnings per share calculated under APB 15.

     Fair value of financial instruments
     The Company records all financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, other accruals and notes payable, at cost which approximates fair value.

     Employee stock-based compensation
     The Company accounts for employee stock options in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under APB 25, the Company applies the intrinsic value method of accounting. For employee stock options accounted for using the intrinsic value method, no compensation expense is recognized because the options are granted with an exercise price equal to the market value of the stock on the date of grant.

     During fiscal 1997, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), became effective for the Company. SFAS 123 prescribed the recognition of compensation expense based on the fair value of options or stock awards determined on the date of grant. However, SFAS 123 allows companies to continue to apply the valuation methods set forth in APB 25. For companies that continue to apply the valuation methods set forth in APB 25, SFAS 123 mandates certain pro forma disclosures as if the fair value method had been utilized. See Note 10 for additional discussion.

5.   Financing

     Long-term debt consists of the following:

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 7
--------------------------------------------------------------------------------


                                                                                September 30,
                                                                           1997              1996

Unsubordinated debt:
Revolving line of credit - principal due August 16,
 2003; interest due monthly at either LIBOR plus
 2.25% or the bank's corporate base rate plus 1.0%;
 secured by substantially all assets of the Company                    $     3,109       $     7,441

Term loan - principal due in installments with the final
 payment due August 16, 2003; interest due monthly
 at either LIBOR plus 2.50% or the bank's corporate
 base rate plus 1.25%; secured by substantially all
 all assets of the Company; $15,000 repaid in 1997
 with proceeds from the Offering                                            31,125            60,000

Subordinated debt:
Note payable to an insurance company - principal due
 in installments commencing August 31, 2001, with the
 final payment due August 31, 2003; interest due at 15%
 per annum; paid in 1997 with proceeds from the Offering                                       5,000

Note payable to a financial institution - principal
 payment due in a lump-sum payment on
 February 28, 2004; interest due at 10% per annum;
 paid in 1997 with proceeds from the Offering                                                 14,000

Note payable to HGI III, L.P. - principal payment
 due in a lump-sum payment on August 31, 2003;
 interest due semi-annually at 15% per annum;
 paid in 1997 with proceeds from the Offering                                                  2,000
                                                                   ---------------   ---------------

                                                                            34,234            88,441
Less - Current portion of long-term debt                                     8,625             3,875
                                                                   ---------------   ---------------

                                                                      $     25,609      $     84,566
                                                                   ---------------   ---------------


     The Loan and Security Agreement provides for a revolving line of credit facility and two term loans. The new revolving line of credit facility provides for borrowings of up to the lesser of $25,000 or a borrowing base calculated based on percentages of eligible receivables and inventories. Borrowings under this line of credit are due August 16, 2003 and bear interest either at the bank's corporate base rate plus 1.00% (9.25% at September 30, 1997) or LIBOR plus 2.25% (7.91% at September 30, 1997). The Company may elect to convert outstanding line of credit balances between interest types at its discretion. Amounts outstanding under this new

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 8
--------------------------------------------------------------------------------

     revolving line of credit facility totaled $3,109 at September 30, 1997. In addition, the Company had $307 in outstanding letters of credit under this revolving line of credit facility. At September 30, 1997, the Company had unused borrowing capacity of $21,584 under this facility.

     Borrowings under the term loan provided by the Loan and Security Agreement are due in quarterly installments ranging from $500 to $3,125, which commenced in October 1996 with a final payment in August 2003. The term loan bears interest either at the bank's corporate base rate plus 1.25% (9.5% at September 30, 1997) or LIBOR plus 2.25% (8.16% at September30,
     1997). The Company may elect to convert outstanding term loan balances between interest types at its discretion.

     Interest expense on the subordinated debt payable to related parties (the insurance company and HGI III, L.P.) approximated $528 and $1,050 for the fiscal years ended September 30, 1997 and 1996, respectively.

     In connection with the repayment of certain debt with proceeds of the Offering described in Note 2, the Company recognized a $782 after-tax extraordinary loss resulting from prepayment fees paid to the above-noted insurance company and financial institution and the write-off of applicable capitalized deferred financing costs.

     The Company has entered into two interest rate swap agreements to reduce the impact of changes in interest rates on its floating rate debt. At September 30, 1997, the interest rate swap agreements had a total notional principal amount of $10,000. These agreements fix the Company's interest rate on $6,000 and $4,000 of its unsubordinated debt at 6.00% and 6.21%, respectively. These agreements mature in October 1998.

     The Company's borrowing agreements contain restrictions and requirements, including limitations on dividends, lease rentals, capital expenditures and investments, new indebtedness, achievement of certain earnings levels, and maintenance of a minimum tangible net worth and specified working capital amounts, among others. At September 30, 1997, the Company was in compliance with such covenants.

     Maturities of long-term debt for subsequent fiscal years are as follows:

                    1998                     8,625
                    1999                    10,000
                    2000                     9,825
                    2001                     1,175
                    2002                     1,500
                    Thereafter               3,109
                                          --------
                                          $ 34,234
                                          ========

     See Note 18 for discussion of refinancing of the Company's debt in November 1997.

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 9
--------------------------------------------------------------------------------


6.   Boom warranty program

     During 1995, prior to its acquisition by the Company, Lull had determined that a specific warranty obligation had been incurred on certain manufactured boom units. At the acquisition date, the estimated cost to complete the boom warranty program amounted to $2,000. A reserve for this amount was recorded in purchase accounting by the Company. At September 30, 1997, substantially all costs associated with the program have been paid by the Company.

7.   Lease commitments

     The  Company  leases  certain  of  its  equipment  and  automobiles   under
     noncancelable lease agreements. These leases have been accounted for as operating leases.

     Minimum  lease  payments  for  subsequent   fiscal  years  under  long-term
     operating leases in effect at September 30, 1997 are as follows:

               1998                          $    846
               1999                               503
               2000                               227
               2001                                25
               2002                                20
                                               ------
               Total minimum lease payments  $  1,621
                                               ======

     Rent expense under all operating leases for the periods ended September 30, 1997, 1996 and 1995 was approximately $753, $513 and $52, respectively.

8.   Income taxes

     The provision for income taxes, including tax benefits associated with extraordinary charges in 1997 and 1996, is summarized as follows:

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 10
--------------------------------------------------------------------------------


                                   For the fiscal            For the period
                                     year ended           from August 17, 1995
                                    September 30,        (date of inception) to
                                   1997      1996           September 30, 1995


Current:
     Federal                  $    11,206    $    3,890          $    184
     State                          2,025           682                36
                               -----------    ----------          --------

         Total current            13,231          4,572               220
                              -----------    ----------          --------
Deferred:
     Federal                          655          (661)               35
     State                            149           (51)                7
                              -----------    ----------          --------

          Total deferred              804          (712)               42
                              -----------    ----------          --------

Provision for income taxes    $    14,035    $    3,860          $    262
                              ===========    ==========          ========


OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 11
--------------------------------------------------------------------------------

     Deferred taxes are comprised of the following:


                                               September 30,
                                           1997           1996

Deferred tax assets:
     Accruals and other reserves        $    3,959     $    4,376
     Inventories                             1,799          1,078
     Other                                      69             70
                                         ----------     ----------
       Gross deferred tax assets             5,827          5,524
                                         ----------     ----------
Deferred tax liabilities:
     Property, plant and equipment          (1,121)          (890)
     Goodwill amortization                  (1,125)
     Other                                    (292)          (541)
                                         ----------     ----------
                                            (2,538)        (1,431)
                                         ----------     ----------
Net deferred tax asset                  $    3,289     $    4,093
                                         ==========     ==========
Current deferred tax asset              $    5,270     $    4,848
Long-term deferred tax liability            (1,981)          (755)
                                         ----------     ----------
Net deferred tax asset                  $    3,289     $    4,093
                                         ==========     ==========


     The income tax provision differs from the amount of expense determined by applying the applicable U.S. statutory federal income tax rate to pre-tax results as a result of the following differences for the periods ended:


                                      For the fiscal          For the period
                                        year ended         from August 17, 1995
                                      September 30,      (date of inception) to
                                      1997      1996        September 30, 1995

Statutory rate                     $ 12,122   $ 3,445              219
Non-temporary differences:
     State tax provision, net         1,342       169               24
     Other                              571       246               19
                                   --------  --------           ------
          Total provision          $ 14,035  $  3,860           $  262
                                   ========  ========           ======

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 12
--------------------------------------------------------------------------------

9.   Retirement plans and related matters

     The Company offers all full-time non-union employees who have completed six months of service a retirement savings plan under Section 401(k) of the Internal Revenue Code. The Company also offers all union employees who have completed 30 days of service a retirement savings plan under Section 401(k) of the Internal Revenue Code. For the periods ended September 30, 1997, 1996 and 1995, Company contributions totaled $666, $310 and $154, respectively.

     The Company offers an incentive program to all salaried employees based upon a formula related to the Company's operating results and an incentive program to union employees based upon a formula related to productivity improvements. Prior to October 1996, certain participants in the salaried program were allowed to defer a portion of their award. At September 30, 1997 and 1996, the Company had accrued liabilities of $1,759 and $1,029, respectively, relative to such incentive programs. For the periods ended September 30, 1997, 1996 and 1995, expenses relating to these plans were $1,785, $875 and $67, respectively.

10.  Stock option plans

     The Company has three stock option plans: the Long-Term Incentive Plan, the Directors Non-Qualified Stock Option Plan and the Executive Stock Option Plan.

     A summary of the status of the Company's 1996 Long-Term Incentive Plan and Directors Non-Qualified Stock Option Plan as of September 30, 1997 and the changes during the year is presented below:

                                                            Weighted average
                                             Shares          exercise price

     Outstanding at beginning of year           -                  -
     Granted                                 448,752             13.87
     Exercised                                  -                  -
     Forfeited                               (10,000)            14.00
                                            ---------
     Outstanding at September 30, 1997       438,752             13.98
                                            =========

     Exercisable at September 30, 1997          -                  -

     No options were granted as of September 30, 1995 and September 30, 1996.

     The 1996 Long-Term Incentive Plan provides for the granting of four types of awards on a stand-alone, combination or tandem basis, including incentive stock options, non-qualified stock options, restricted shares and performance stock awards, to the Company's executive officers and key employees. The incentive stock option plan allows such employees to purchase shares

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 13
--------------------------------------------------------------------------------

     of common stock at prices equal to the fair market value of the stock on the date of grant. Options to purchase up to 1,600,000 shares of common stock may be granted under the incentive stock option plan. Options outstanding at September 30, 1997 totaling 353,752 entitle the holders to purchase common stock at prices ranging between $12.13 and $14.00. Options become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary of the date granted. The right to exercise the options expires 10 years from the date of grant or earlier if an option holder ceases to be employed by the Company. No restricted shares or performance stock awards have been granted by the Company at September 30, 1997.

     The Directors Plan provides for the granting of options to the Company's directors, who are not employees of the Company, to purchase shares of common stock at prices equal to the fair market value of the stock on the date of grant. Options to purchase up to 250,000 shares of common stock may be granted under the Directors Plan. Options outstanding at September 30, 1997 totaling 85,000 entitle the holders to purchase common stock at $14.00 per share. Options become exercisable over a five-year period from the date of grant. All options granted under the Directors Plan expire 10 years from the date of grant.

     A summary of stock option transactions pursuant to the Incentive Plan and Directors Plan follows:

                            Options Outstanding                      Options Exercisable
                    ------------------------------------             -------------------
                                   Weighted
                                    Average           Weighted                  Weighted
     Range of                      Remaining           Average                  Average
     Exercise       Number        Contractual         Exercise       Number     Exercise
      Prices      Outstanding         Life              Price      Exercisable    Price

     $12-14         438,752             9              $ 13.98           -        $  -


     In conjunction with the Offering, the Company adopted the 1996 Executive Stock Option Plan (Executive Plan) pursuant to which non-qualified stock options were granted to certain existing executive shareholders as of the date the registration statement relating to the Offering became effective to acquire an aggregate 562,500 shares of the Company's common stock, subject to adjustment, by tendering existing common stock in payment thereof. The options were exercised immediately after the Offering. The exercise price of all options was the current market price on the date of exercise and all options were exercised by exchanging shares of previously owned common stock. The grant and exercise of options under the Executive Plan did not result in any increase in the beneficial ownership of common stock by the plan participants from the number of shares owned at the time of the Offering. Under the terms of the Executive Plan, the shares of common stock issued pursuant to the exercise of the options became freely transferable, subject to the restriction of the Stockholder Agreements with each of the executive shareholders, on the last day of the sixth full month following the date of exercise of such options. The provisions of the Stockholder Agreements, which are subject to modification or waiver by the Company,

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 14
--------------------------------------------------------------------------------


     generally permit the sale of 25% of such shares for one year after exercise of the options, an aggregate 50% of such shares two years after exercise of the options, an aggregate 75% of such shares three years after exercise of the options and 100% of such shares four years after exercise of the options. The shares tendered in exercise of options granted under the Executive Plan were issued under promissory notes due in August 2005 through September 2005 as discussed in Note 12.

     Pro  forma   disclosures
     The Company applies APB 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for the stock options because the options were granted with an exercise price equal to the stock price on the date of grant. Had compensation costs for the Company's stock option plans been determined based on the fair value of the options on the grant dates consistent with the methodology prescribed by SFAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below. Due to the adoption of the methodology prescribed by SFAS 123, the pro forma results shown below only reflect the impact of stock option awards granted in fiscal 1997. Because future stock option awards may be granted, the pro forma impact for fiscal 1997 is not necessarily indicative of the impact in future years.

                                               For the fiscal
                                                 year ended
                                                September 30,
                                                     1997

     Net income:
          As reported                             $  20,600
          Pro forma                               $  20,199

     Primary earnings per share:
          As reported                             $  1.60
          Pro forma                               $  1.58

     The fair value of the options granted (which is amortized over the option vesting period in determining the pro forma impact), is estimated on the date of grant using the Black-Scholes multiple option-pricing model with the following weighted average assumptions:

                                               For the fiscal
                                                 year ended
                                                September 30,
                                                     1997

          Expected life of options                 6 years

          Risk-free interest rates               6.29 - 6.85%

          Expected volatility of stock               65%

          Expected dividend yield                   0.1%

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 15
--------------------------------------------------------------------------------


     The weighted average fair value of options granted during the year ended September 30, 1997 was $8.99 per share.

11.  Postretirement benefits

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions" (OPEB or SFAS 106). This standard requires recognition of the cost of providing postretirement benefits during an employee's period of service.

     The Company provides health care and life insurance benefits for certain employees who retired prior to November 13, 1987 (less than 100 retirees at September 30, 1997). Management plans to fund the premiums as incurred, net of reimbursements received by plan participants. At September 30, 1997 and 1996, respectively, the Company had a $422 and $423 accrued postretirement benefit obligation, which is included in "other noncurrent liabilities, net" in the accompanying financial statements. There are no plan assets. For measurement purposes, a 8.5% and 9.5% annual rate of increase in health care premiums was assumed for 1997 and 1996, respectively; this rate was assumed to decrease 1% per year to 5.5% in 2000 and remain at that level thereafter. The weighted average discount rate used to determine the accumulated postretirement benefit obligation was 7.5% and 8.0% at September 30, 1997 and 1996, respectively. The obligation was calculated utilizing the 1983 group annuity mortality tables.

     The annual periodic postretirement benefit cost for the plan years beginning July 1, 1997, July 1, 1996 and July 1, 1995 is immaterial.

12.  Related parties

     Under terms of a management consulting and advisory services agreement, an affiliate of HGI III, L.P. charges the Company for direct management and administrative services provided to the Company based on actual, direct costs for such services. Charges of $601, $668 and $60 were recorded by the Company during the periods ended September 30, 1997, 1996 and 1995, respectively.

     Under terms of a management consulting and advisory services agreement, the Company has paid fees totaling $674 to affiliates of HGI III, L.P. in consideration of services provided in identifying, negotiating and consummating the acquisitions of TRAK and Lull (as described in Note 3); such amount has been capitalized as acquisition costs and is included in goodwill.

     In periods prior to the Offering in March 1997, certain members of management have purchased shares of the Company's stock at prices determined by the Board of Directors. The purchase price of the shares has been financed by recourse promissory notes payable to the Company with the shares pledged as security. Such notes are included in stockholders' equity in the accompanying consolidated financial statements.

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 16
--------------------------------------------------------------------------------

     The insurance company which formerly held $5,000 of the Company's senior subordinated debt is a limited partner of HGI III, L.P.

13.  Customer financing arrangements

     TRAK has financing arrangements with certain third-party financing institutions to facilitate dealer purchases of equipment under a floor plan arrangement. TRAK is obligated to repurchase the outstanding loan balance of a dealer in the event of default by the dealer which is not cured by such dealer within a 90 day period. A security interest in the equipment financed is maintained by the finance companies. Aggregate outstanding loan balances under these agreements at September 30, 1997 and September 30, 1996 approximated $66,561 and $57,033, respectively. Aggregate losses under one of the arrangements for calendar year 1996 are limited to 25% of the outstanding loan balance at December 31, 1994. The outstanding loan balance at December 31, 1994 under this arrangement approximated $24,841. Aggregate losses under the same arrangement for calendar year 1997 are limited to the greater of $1,500 or 5% of the outstanding loan balance at December 31, 1996 and 1995. The outstanding loan balance at December 31, 1996 under this arrangement approximated $47,157.

     TRAK maintains a reserve for potential repurchases of loans in default under the floor plan arrangements described above. This reserve is included in other current liabilities and totaled approximately $949 and $570 at September 30, 1997 and September 30, 1996, respectively. Historically, losses under the repurchase provisions of the floor plan arrangements have not been material and have been within management's expectations. The related provision charged to operations totaled approximately $379, $200 and $31 for the periods ended September 30, 1997, 1996 and 1995, respectively.

     In conjunction with these floor plan arrangements, TRAK incurs dealer-related financing charges at varying rates for a maximum period of six months. The financing charges incurred by TRAK for the periods ended September 30, 1997, 1996 and 1995 for all outstanding customer financing arrangements totaled $2,259, $1,981 and $240, respectively.

     Lull is also a party to a retail finance agreement with a financing company, which provides Lull distributors with financing for equipment purchases from Lull. The financing company has also agreed to provide financing for distributors' purchases of Lull produced equipment used as rental inventory by the distributors. Such contracts are arranged on an installment basis with a balloon payment by the distributor for the residual balance at the end of the term (typically due 48 months from date of shipment). In the event the distributor does not elect to pay or refinance the balloon payment, Lull has agreed to pay the residual amount if requested by the financing company. A secured interest in the equipment financed is maintained by the finance company. Aggregate outstanding loan balances under this agreement as of September 30, 1997 were approximately $8,433. This contingency would be reduced by proceeds from the sales of related equipment. Management believes that any such liability under this arrangement, if incurred, would not have a material impact on the results of operations or financial condition of the Company.

OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 17
--------------------------------------------------------------------------------

14.  Concentrations of credit

     The Company principally sells its products through a distribution network and through national rental fleets. The Company performs ongoing credit evaluations of its customers. The Company maintains reserves for potential credit losses and historically such losses have been within management's expectations. At September 30, 1997 and 1996, the Company's five largest customers represented approximately 17% and 10%, respectively, of trade receivables. In addition, sales to such customers for the periods ended September 30, 1997 and 1996 approximated 22% and 21%, respectively, of the Company's net sales. No individual customer accounted for more than 10% of net sales for the periods ended September 30, 1997 and 1996.

15.  Contingencies

     The Company is included in various litigation consisting almost entirely of product and general liability claims arising in the normal course of business. The Company maintains insurance policies relative to product and general liability claims and has provided reserves for the estimated cost of the self-insured retention; accordingly, these actions, when ultimately concluded, are not expected to have a material adverse effect on the financial position or results of operations of the Company.

16.  Supplemental balance sheet information



                                                       September 30,
                                                    1997             1996

Accounts receivable:
     Trade receivables                         $  22,040         $  20,631
     Less allowance for doubtful accounts           (504)             (351)
     Other receivables                             1,153             1,398
                                               ---------         ---------
                                               $  22,689         $  21,678
                                               =========         =========

Inventories:
     Finished goods                            $   6,090         $   7,094
     Work in process                               3,694             4,302
     Raw materials                                18,313            15,614
     Unbilled government contract costs            2,859               530
                                               ---------         ---------
                                               $  30,956         $  27,540
                                               =========         =========


OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 18
--------------------------------------------------------------------------------



                                                            September 30,
                                                       1997             1996
Prepaid expenses and other current assets:
     Deferred income taxes                             $   5,270         $   4,848
     Other                                                 1,370               686
                                                       ---------         ---------
                                                       $   6,640         $   5,534
                                                       =========         =========

Property, plant and equipment:
     Machinery and equipment                           $  11,265         $   8,707
     Buildings and building improvements                   7,465             7,494
     Land and land improvements                              851               840
     Construction in progress                                763               704
                                                       ---------         ---------
     Total property, plant and equipment, at cost         20,344            17,745
     Less:  accumulated depreciation                      (3,214)           (1,255)
                                                       ---------         ---------
                                                       $  17,130         $  16,490
                                                       =========         =========
Accrued liabilities:
     Accrued employee compensation and benefits,
     including related taxes                           $   2,314         $   2,460
     Accrued customer rebates                              5,043             2,634
     Accrued boom warranty                                                   1,557
     Other accrued warranty                                3,306             2,526
     Accrued incentive compensation                        1,571               906
     Product liability reserves                            1,118               998
     Accrued income taxes                                                    1,312
     Other                                                 3,478             4,249
                                                       ---------         ---------
                                                       $  16,830         $  16,642
                                                       =========         =========


OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 19
--------------------------------------------------------------------------------

17.  Quarterly financial data (unaudited)

     Summarized, unaudited quarterly financial data for fiscal 1997 and 1996 appears below:

                                                                    For the fiscal
                                                                      year ended
                                                                     September 30,
                                                                1997             1996
Net Sales
    First Quarter                                            $     59,166     $     23,487
    Second Quarter                                                 63,452           27,578
    Third Quarter                                                  74,708           30,449
    Fourth Quarter                                                 66,887           43,347
                                                           ---------------  ---------------

                                                              $   264,213      $   124,861
                                                           ---------------  ---------------

Gross Profit
    First Quarter                                            $     15,279    $       6,156
    Second Quarter                                                 17,107            7,234
    Third Quarter                                                  20,413            7,745
    Fourth Quarter                                                 19,144           11,038
                                                           ---------------  ---------------

                                                             $     71,943     $     32,173
                                                           ---------------  ---------------
Net Income
    First Quarter                                           $       3,978    $         963
    Second Quarter                                                  4,015            1,352
    Third Quarter                                                   6,643            1,573
    Fourth Quarter                                                  5,964            2,154
                                                           ---------------  ---------------

                                                             $     20,600    $       6,042
                                                           ---------------  ---------------

Primary Earnings Per Share
    First Quarter                                           $        0.35    $        0.09
    Second Quarter                                                   0.35             0.12
    Third Quarter                                                    0.46             0.13
    Fourth Quarter                                                   0.41             0.19


OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 20
--------------------------------------------------------------------------------


18.  Subsequent event

     On November 17, 1997, Omniquip purchased certain net assets of the Snorkel Division of Figgie International, Inc. (Snorkel), a Midwest based manufacturer of aerial work platforms and aerial fire apparatus, in a transaction to be accounted for under the purchase method of accounting. The cash purchase price of approximately $100,000 was financed by borrowings under a new $165,000 senior credit facility which replaced the Company's existing credit facility. The purchase price may be increased by up to $50,000 based on Snorkel's net sales between April 1, 1998 and March 31, 1999; any such additional purchase price consideration is expected to result in additional goodwill for financial reporting purposes. As the transaction occurred subsequent to September 30, 1997, Snorkel's balance sheet and results of operations are excluded from the consolidated balance sheet and results of operations of the Company as of and for the year ended September 30, 1997.

     During November 1997 in connection with the acquisition of Snorkel, the Company entered into a new credit facility which replaced the Loan and Security Agreement. The new agreement provides for a $165,000 credit facility consisting of a $40,000 revolving credit facility and a $125,000 term loan. The term loan requires quarterly principal payment ranging from $2,500 to $6,250 commencing on February 28, 1998 with final maturity on November 30, 2004. Borrowings under the agreement bear interest at prime or LIBOR plus 0.75%. In conjunction with entering into the new credit facility, the Company recognized an extraordinary loss in November 1997 of $559 attributable to the write-off of $940 unamortized deferred financing fees, net of a related $381 tax benefit.

     The unaudited pro forma combined condensed balance sheet of the Company and Snorkel as of September 30, 1997 after giving effect to certain pro forma adjustments is as follows:


                                                  September 30,
                                                      1997
                                                   (unaudited)

Assets
     Current assets                               $    116,949
     Property, plant and equipment, net                 36,484
     Goodwill and other assets                         129,817
                                                  ------------

                                                  $    283,250
                                                  ============

Liabilities and Shareholders' Equity
     Current liabilities                          $     73,234
     Long-term debt                                    137,212
     Other long-term liabilities                         2,406
     Shareholders' equity                               70,398
                                                  ------------

                                                  $    283,250
                                                  ============


OMNIQUIP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 1997
(Dollars in thousands, except per share data)
Page 21
--------------------------------------------------------------------------------


     The pro forma combined results of operations of the Company and Snorkel for the fiscal year ended September 30, 1997, after giving effect to certain pro forma adjustments and including the pro forma effects of the Offering, is shown below. This information is unaudited and does not purport to represent actual revenue, net income and earnings per share had the acquisition occurred on October 1, 1996.

                                             For the fiscal
                                               year ended
                                             September 30,
                                                 1997
                                              (unaudited)

     Net sales                                  $421,345
     Income before extraordinary loss           $ 27,320
     Primary earnings per common share
       before extraordinary loss                $   1.92

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       OMNIQUIP INTERNATIONAL, INC.



Date: December 1, 1997                 By:/s/ Philip G. Franklin
                                          ------------------------------
                                          Philip G. Franklin
                                          Vice President - Finance, Chief
                                          Financial Officer, Treasurer and
                                          Secretary

                                  EXHIBIT INDEX


     Exhibit No.                   Description
     -----------                   -----------

         23                        Consent of Independent Accountants
         27                        Financial Data Schedule